EXHIBIT 13

CERTIFICATION PURSUANT TO
18 U.S.C 1350,

        In connection with the Annual Report of Ituran Location and Control Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Eyal Sheratzky and Nir Sheratzky, Co-Chief Executive Officers of the Company, and I, Eli Kamer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350 that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Eyal Sheratzky Nir Sheratzky —————————————— Eyal Sheratzky Nir Sheratzky Co- Chief Executive Officers	/S/ Eli Kamer —————————————— Eli Kamer Chief Financial Officer

June 21, 2006